                                                                       Exhibit 7



                                 AMENDMENT NO. 1

                                       TO

                      AMENDED AND RESTATED PROMISSORY NOTE

        Amendment No. 1 to Amended and Restated Promissory Note (this "Amendment"), dated as of November 1, 2001, by and among Gold & Appel Transfer, S.A., a corporation duly organized and existing under the laws of the British Virgin Islands ("Gold & Appel"), Revision LLC, a limited liability company duly organized and existing under the laws of the State of Delaware ("Revision"), Walter C. Anderson, an individual ("Anderson") (each of Gold & Appel, Revision and Anderson referred to herein, individually, as a "Borrower" and, collectively, as the "Borrowers") and Donald A. Burns, an individual (the "Lender").

        Reference is made to the Amended and Restated Promissory Note, dated as of March 1, 2001, by the Borrowers in favor of the Lender (the "Note").

        A.     Amendments to the Note

        1. The principal amount of the Note, as set forth at the beginning of the Note and in Section 1 thereof, is hereby amended by reducing the principal amount from $14,310,400.00 to $13,895,488.20. The date of the Note is hereby amended by replacing "March 1, 2001" with "November 1, 2001".

        2. Section 1 of the Note is hereby further amended by deleting the words "an installment payment of $3,000,000.00 of principal shall be payable on March 31, 2001, and the balance of" from the first sentence thereof.

        3.     Section 2 of the Note is hereby amended as follows:

        (a)    The following definition is hereby added to Section 2 of the
               Note:

               LLC ASSIGNMENT: the Assignment Agreement, dated as of November 1, 2001, among Dankjold Reed Aviation LLC, Walter C. Anderson, Gold & Appel Transfer, S.A., and Donald A. Burns.

        (b) The definition of "Loan" appearing in Section 2 of the Note is hereby amended and restated in its entirety as follows:

               LOAN: the loan made by the Lender to the Borrowers on the Original Closing Date in the aggregate principal amount of $13,000,000.00 (such amount having been increased to $14,310,400.00 on March 1, 2001, and decreased to $13,895,488.20 on November 1, 2001), the repayment and other obligations with respect to which are the subject matter of this Note.

        4. Subparagraphs (a), (b) and (c) of Section 7 of the Note are hereby amended by inserting after the words "the Pledge Agreement" each time they appear therein the words "or the LLC Assignment".

        B.     Counterparts

        This Amendment may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument.

        C.     Governing Law

        This Amendment shall be construed and enforced in accordance with and governed by the internal laws of the State of New York without reference to principles of conflicts of law, including all matters of construction, validity and performance.

        D.     Continuing Effect

        Except as amended hereby, the Note shall in all respects remain in full force and effect.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered personally or by their representative officers or agents duly authorized as of the date first above written.

                                            Borrowers:
                                            ---------

                                            GOLD & APPEL TRANSFER, S.A.


                                            By:  /s/ Walter C. Anderson
                                                 ------------------------
                                                 Walter C. Anderson,
                                                 Attorney-in-Fact


                                            REVISION LLC


                                            By:  /s/ Walter C. Anderson
                                                 ------------------------
                                                 Walter C. Anderson,
                                                 Manager

                                            WALTER C. ANDERSON


                                            By:  /s/ Walter C. Anderson
                                                 ------------------------
                                                 Walter C. Anderson

                                            Lender:
                                            ------

                                            DONALD A. BURNS


                                            By:  /s/ Donald A. Burns
                                                 ------------------------
                                                 Donald A. Burns


                                       3